Ref. No. 0054

Exhibit 10.24

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CARDTREND INTERNATIONAL INC.
(Formerly Asia Payment Systems, Inc.)

CONVERTIBLE PROMISSORY NOTE
SEPTEMBER 19, 2008                                                                                    US$112,301.04

Cardtrend International Inc., a Nevada company (the “Company”), for value of US$112,301.04 received on September 19, 2008 (the “Effective Date”), promises to pay to the order of Lim Yew Seng (Mr.), a citizen of Malaysia with Malaysian Identify Card no. 531122-10-5939 and resident at 28 Jalan Kangar 99, Off 2 ½ Mile Jalan Kapar, Klang 41400, Selangor Darul Ehsan, Malaysia, (the “Holder”), the sum of US$112,301.04, plus simple interest thereon from the date hereof until paid, at an annual interest rate, calculated from the Effective Date to the date the loan is converted or repaid, whichever is applicable, on the basis of a 360 day year, equal to ten percent (10%).  The principal hereof, and the interest thereon, shall be payable at the principal office of the Company upon a notice of demand of repayment given by Holder in writing after the expiration of six (6) months from the Effective Date or on the expiration of 12 months from the Effective Date, whichever is earlier (hereinafter referred to as the “Repayment Date”) except that no payment shall be required to the extent that such principal and interest, in full or parts thereof, is converted into equity securities of the Company at the option of the Holder pursuant to the terms hereof. This Note shall be effective from the Effect Date.
The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.  Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1  “Company” shall mean Cardtrend International Inc (formerly Asia Payment Systems, Inc.), a Nevada corporation and shall include any corporation, partnership, limited liability company or other entity that shall succeed to or assume the obligations of the Company under this Note.

1.2  “Holder” shall mean any person who shall at the time be the registered holder of this Note.

CDTR CL 0054 –Lim Yew Seng

2.  Conversion of this Note by Holder.  At the option of Holder and at any time during the term of this Note, the outstanding principal hereof and all accrued but unpaid interest thereon (the “Debt”) shall be convertible into the Company’s Common Stock, par value US$0.001 (the “Common Stock”). This Note shall be cancelled on the date of conversion by Holder, and the Debt shall be converted into Common Stock at a price per share of US$0.005 or the average closing bid price of the Company’s common stock five (5) days preceding the day of conversion, whichever is lower. Upon conversion, Holder shall surrender this Note for conversion at the principal office of the Company.  The accrued interest on the principal converted shall also be converted into the Common Stock at the same price stated in this Section 2.  Holder agrees to execute all necessary documents in connection with the conversion of this Note

3.      Issuance of Stock on Conversion.  As soon as practicable after conversion of this Note pursuant to Section 2 hereof, but it shall not be more than thirty (30) business days from the date of such conversion, the Company at its expense will cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of shares of securities to which Holder shall be entitled on such conversion (bearing such legends as may be required by applicable foreign or U.S. state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which Holder is entitled on such conversion under the terms of this Note.

4.  Defaults; Return of this Note by Holder.  Holder may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by a notice in writing to the Company if any of the following events shall occur:

4.1  Failure of the Company to have authorized the number of shares of Common Stock issuable within thirty (30) days upon conversion of this Note and to register such shares as required in the Registration Rights Agreement, if such default continues for twenty (20) business days after receipt of notice hereof.

4.2  The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by either of them to institution of bankruptcy or insolvency proceedings against it under the U.S. Bankruptcy Act, or any other applicable foreign, U.S. federal or state law, or the consent by either of them to, or acquiescence in, the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of either of them, or of any substantial part of either of their property, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due.

5.  Representations and Acknowledgments of Holder.  Holder hereby represents, warrants, acknowledges and agrees that:

5.1  Investment.  The Holder is acquiring this Note and the securities issuable upon conversion of this Note (together, the “Securities”) for the Holder’s own account, and not directly or indirectly for the account of any other person.  Holder is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with the U.S. Securities Act of 1933 (the “Act”) and any applicable state law regulating securities.

CDTR CL 0054 –Lim Yew Seng

5.2  Access to Information.  Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.

5.3  Unregistered Securities.

(a)  Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no agreements, covenants or undertakings whatsoever to register the Securities under the Act other than pursuant to an investor rights agreement.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company’s common stock, (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

(b)      Transfer of the Securities has not been registered or qualified under any applicable U.S. state law regulating securities and therefore the Securities cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available.  The Company has made no agreements, covenants or undertakings whatsoever to register or qualify the Securities under any such act.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available. The Holder, however, shall be entitled to a piggy-back registration right for the shares that may be issued to the Holders pursuant to this Note.

5.4  Accredited Investor.  Holder presently qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Act.

6.  Miscellaneous.

6.1  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and Holder.

6.2  Restrictions on Transfer.  This Note may only be transferred in compliance with applicable Nevada and/or U.S. federal laws.  All rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

6.3  Governing Law.  This Note shall be governed by the laws of the State of Nevada, U.S.A., without regard to conflict of laws principles.

6.4  Fees.  All expenses incurred in connection with this Note, including attorneys’ fees, shall be paid by the Company.

CDTR CL 0054 –Lim Yew Seng

6.5  Prepayment.  This Note may be repaid by the Company at anytime before the expiration of this Note, in full or parts thereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this NOTE on this 19th day of September, 2008.

Lim Yew Seng (Mr.)                                                                                   Cardtrend International, Inc.

LIM YEW SENG                                                                               By: KING K. NG

      Name:   King. K. Ng
                                Director

Witnessed by:                                                                                      Witnessed by:

LIEW PG LING                                                                          NY KHER SHIN

Name:   Liew Pg Ling                                                                   Name:   Ny Kher Shin

CDTR CL 0054 –Lim Yew Seng